Exhibit 23.3

SPICER JEFFRIES LLP

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-3 for United States Commodity Index Fund of our report dated February 25, 2022 relating to the statements of financial condition as of December 31, 2021 and 2020, including the schedule of investments as of December 31, 2021 and 2020, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2021, 2020 and 2019 of United States Commodity Index Fund included in the Form 10-K of United States Commodity Index Fund for the year ended December 31, 2021, and to the reference to our Firm as “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Spicer Jeffries LLP

Spicer Jeffries LLP

Denver, Colorado

January 20, 2023